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                             JOINT FILING AGREEMENT


           We, the undersigned, hereby express our agreement that the attached
Schedule 13D (including all amendments thereto) is filed on behalf of each of the undersigned.




                                                   BB BIOTECH AG


Date: December 18, 1997                            By: /s/ Hans-Joerg Graf
                                                       -------------------------
                                                   Name:   Hans-Joerg Graf
                                                        ------------------------


Date: December 18, 1997                            By:  /s/ Dr. Victor Bischoff
                                                       -------------------------
                                                   Name:    Dr. Victor Bischoff
                                                        ------------------------



                                                   BIOTECH TARGET S.A.


Date: December 18, 1997                            By:   /s/ Dr. Andreas Bremer
                                                      --------------------------
                                                   Name:     Dr. Andreas Bremer
                                                        ------------------------



Date: December 18, 1997                            By:  /s/ Dr. Anders Hove
                                                      --------------------------
                                                   Name:    Dr. Anders Hove
                                                        ------------------------





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